Exhibit 99.3

Courier Acquires FastPencil

Advanced Content Management and Self-Publishing Platform

NORTH CHELMSFORD, Mass.--(BUSINESS WIRE)--April 30, 2013--Courier Corporation (Nasdaq: CRRC), one of America’s leading innovators in book manufacturing and content management, today announced that it has acquired FastPencil, Inc., a developer of end-to-end, cloud-based content management technology. A startup headquartered in Campbell, California, FastPencil serves authors and publishers with full-featured, open-platform solutions spanning content, workflow, marketing and distribution. It also provides simple automated systems to help self-publishers get to market quickly and effectively in both print and e-book form, including the technology behind Barnes & Noble’s new NOOK Press™, introduced earlier this month.

With its FastPencil acquisition, Courier builds on its leadership in content management and customization for educational publishers while bringing a comparable offering to a broader market. Since 2010, the combination of proprietary software and state-of-the-art digital printing technology has made Courier Digital Solutions a nationwide leader in the production of textbooks customized to the specific needs of individual professors, courses and institutions. The FastPencil platform brings a similar degree of flexibility and control to general trade publishers, established authors, and the rapidly expanding universe of self-publishers. At the time of its acquisition by Courier, FastPencil had relationships with more than 60,000 self-publishing content creators involving over 50,000 active projects.

“FastPencil is both a great fit for our existing customer base and a superb means of entry into one of the fastest-growing segments of our industry,” said Courier Chairman and Chief Executive Officer James F. Conway III. “Our current publishing customers will appreciate the extra options presented by FastPencil’s cloud-based collaborative platform, intuitive design and development tools for both print and e-books, and integrated use of social media at every stage from concept to distribution. And self-publishers, who are already taking advantage of FastPencil’s easy-to-use technology and licensing expertise, will gain tremendous added value on the print side through Courier’s ability to deliver top-quality books at attractive prices, on short order and in virtually any run length.”

For FastPencil, the agreement also means access to Courier’s nationwide publishing sales force and relationships with thousands of retailers, from major booksellers to museums, crafts shops and gift stores. “We are thrilled to be joining forces with Courier,” said FastPencil co-founder and CEO Steve Wilson. “In doing so, we are not only gaining a world-class print partner, but also enabling our authors to reach out to a far wider audience and increase their potential sales by an order of magnitude.

“We expect this combination to be attractive to more and more self-publishers, and Courier’s resources and perspective will be a vital asset as we scale up,” added Wilson. “In addition, by coupling FastPencil’s next-generation Silicon Valley technology to Courier’s long-standing presence and reputation in the major publishing centers in the eastern United States, we expect comparable synergies on behalf of the larger customers of both companies.”

Terms of the acquisition were not disclosed.

About Courier Corporation

Courier Corporation is America’s third largest book manufacturer and a leader in content management and customization in new and traditional media. It also publishes books under three brands offering award-winning content and thousands of titles. Founded in 1824, Courier is headquartered in North Chelmsford, Massachusetts. For more information, visit www.courier.com.

This news release includes forward-looking statements, including statements relating to the continuation of the Company’s dividend for fiscal year 2013, expansion into e-books and digital content offerings, and the Company’s financial expectations for fiscal year 2013, including sales, EBITDA, earnings per share and capital expenditures. Statements that describe future expectations, plans or strategies are considered “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 and releases issued by the Securities and Exchange Commission. The words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Factors that could affect actual results include, among others, changes in customers’ demand for the Company’s products, including seasonal changes in customer orders and shifting orders to lower cost regions, changes in market growth rates, changes in raw material costs and availability, pricing actions by competitors and other competitive pressures in the markets in which the Company competes, consolidation among customers and competitors, insolvency of key customers or vendors, changes in the Company’s labor relations, changes in obligations of multiemployer pension plans, success in the execution of acquisitions and the performance and integration of acquired businesses including carrying value of intangible assets, restructuring and impairment charges required under generally accepted accounting principles, changes in operating expenses including medical and energy costs, changes in technology including migration from paper-based books to digital, difficulties in the start up of new equipment or information technology systems, changes in copyright laws, changes in consumer product safety regulations, changes in environmental regulations, changes in tax regulations, changes in the Company’s effective income tax rate and general changes in economic conditions, including currency fluctuations, changes in interest rates, changes in consumer confidence, changes in the housing market, and tightness in the credit markets. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements will prove to be accurate. The forward-looking statements included herein are made as of the date hereof, and the Company undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

CONTACT:
Courier Corporation
James F. Conway III, 978-251-6000
Chairman, President and Chief Executive Officer
or
Peter M. Folger, 978-251-6000
Senior Vice President and Chief Financial Officer
www.courier.com